Goddard Industries
Board of Directors

ORCHARD PARTNERS, INC.

1 Year
06/18/03
$0.850
0.700
0.600
0.500
0.400
0.300
0.250
0.200
0.150
0.100
Jul Aug Sep Oct Nov Dec 2003 Feb Mar Apr May Jun
Volume
Charts by EDGAR Online, Inc.
25.00 Th
20.00
15.00
10.00
5.00
Jul Aug Sep Oct Nov Dec 2003 Feb Mar Apr May Jun
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2

Trading in Goddard Shares

Management’s Forecast

(85)

(95)

(122)

(250)

(379)

(257)

NI

(128)

(134)

(155)

(324)

(408)

(154)

EBIT

4,316

4,231

4,148

3,764

3,326

3,903

Sales

2006

2005

2004

2003

2002

2001

Year

Discounted Cash Flow

•     Net present value of enterprise is $1,371,000

•     Corresponding equity value of $0.74/share

•     Does not include corporate charges

•     Does not include payment of earnout

•     Discount rate of 10.7%

Comparable Acquisitions

•     Circor / Rockwood Swendeman

•     ECII / Goddard Valves

•     Circor / RTK & SART

•     Circor / TOMCO & U.S. Para Plate

•     Watts / Powers Process Controls

•     Uro-Tec

•     Bompet

Acquisition Multiples

$0.80

$1,565,000

6.1x

7.9x

Multiple of
EBITDA

$1.62

$3,842,000

1.07x

0.96x

Multiple of
Sales

Equity
Value

Enterprise
Value

Median

Average

Values based on median multiples.

Publicly Traded Comparables

•     Circor

•     Watts Industries

•     Denison International

•     Sun Hydraulics

•     Gorman-Rupp

Multiples for Public Comps

$0.65

$1,117,000

4.4x

Adjusted Multiple
of EBITDA

$0.90

$1,830,000

7.1x

Multiple of
EBITDA

$1.42

$3,314,000

0.93x

Multiple of Sales

Equity Value

Enterprise
Value

Median

Pro Forma Asset Values

•     Book value $1.84

•     Tangible book value $0.92

•     Liquidation value $0.65

Range of Values
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Comp1
DCF
Acq
Comp2
Comps
Acq
Liq
Tm
Bk

10

Range of Indicated Values

Orange: based on
EBITDA or cash
flow.

Green based on
revenues.

Yellow based on
reported asset values.

Fair Value Conclusion

•     $0.80/share = equity value of $2,152,000

•     Corresponding enterprise value is $1,554,000

•     Indicated multiples are:

–     0.4x revenues

–     14.5x adjusted EBIT

–     6.1x adjusted EBITDA

–     0.9x tangible book

–     0.4x book